Exhibit 99.1

Press Release	Source: VIA NET.WORKS, Inc.

VIA NET.WORKS and Interoute Execute Definitive Agreements for Sale of All VIA Operations

•      Interoute to Acquire 46% Voting Interest through $2.8 Million Common and Preferred Stock Investment in VIA

•      Interoute to Provide Bridge Financing of Up to $7.2 Million

•      Settlement Reached with Claranet on All Matters Relating to the Previous Agreement

AMSTERDAM, The Netherlands, August 31, 2005. VIA NET.WORKS, Inc. (VNWI: Euronext; OTC: VNWI-PK), a provider of business communication solutions to small- and medium-sized enterprises in Europe and the U.S., today announced that it has entered into definitive agreements for the sale of all the company’s operations to Interoute, a privately-held voice and data network provider, for a purchase price of $18.1 million in cash, which is subject to reduction as described below. Under the agreements concluded on August 26, Interoute will also provide a bridge loan facility to the company of up to $7.2 million through the close of the transaction.

VIA noted that key terms of the transaction are as follows:

•     Interoute will acquire the company’s PSINet Europe operations in Germany, France, Belgium, Switzerland and The Netherlands, and its VIA NET.WORKS operations in Spain, France and Germany for $18.1 million in cash at closing.  The sale will include certain assets and liabilities pertaining to VIA’s centralized back-office financial, network management and technical support systems held by the group parent VIA NET.WORKS, Inc. VIA will remain responsible for its corporate headquarters staff, other than those employees offered employment by Interoute, and all liabilities and expenses of the group parent.  The sale is subject to approval by VIA’s shareholders.

•     VIA and Interoute have entered into a management services agreement under which Interoute will consult with VIA on opportunities for integration of the businesses to be acquired into Interoute’s operations and to provide advice and assistance in relation to VIA’s commercial activities.

•     Interoute has committed to provide a $7.2 million secured bridge financing facility, of which $2.2 million will be used to fund VIA’s subsidiary company operations and $5.0 million will be used to provide VIA funds to pay the corporate operating costs and certain accrued liabilities.  At closing, the purchase price of the transaction would be reduced by the amount the VIA has drawn down on the $5.0 million facility only.

•     Interoute has invested $2.8 million in preferred and common stock of the company.  Interoute also received shares of common stock of the company in lieu of cash as a pre-paid fee for the management services it will provide and as a loan commitment fee.  As a result of these issuances, Interoute now holds approximately 46% of the voting interests of the company, comprised of 5,454,545 shares of a newly authorized class of preferred stock of the company designated Series A Convertible Preferred Stock, and 35,810,811 shares of common stock, or approximately 33% of the common stock of the company after issuance of the shares.

VIA will use approximately $1.9 million of the funds received for Interoute’s stock investment to retire the company’s €6 million debt to Sorbie Europe B.V. in accordance with the agreement reached with Sorbie in June of this year and the balance of these funds will be used to pay the company’s obligation to the employees it terminated earlier this summer.

Ray Walsh, VIA’s chief executive officer, stated: “VIA is pleased to enter into this transaction with Interoute.  Given the difficult financial circumstances we have endured over the last nine months, this transaction provides us with the opportunity to make all our creditors whole and place our business and employees in the hands of a credible and financially strong industry player.  In Interoute, we believe we have found the right partner to take the business forward.  We look forward to a successful closing.”

James Kinsella, Interoute’s executive chairman commented “Interoute is enthusiastic about the prospects for this transaction. Given the period of turbulence that many customers have experienced, Interoute is now able to offer long-term stability and a portfolio of Next Generation Services to help deliver demonstrable market advantage.”

The executed agreements are subject to various conditions to closing, including the absence of a material adverse change in VIA’s business through the date of closing.  The parties expect that closing will occur in early November.  On completion of the proposed sale to Interoute, VIA expects to initiate a process to wind up, pay off its liabilities and other amounts owed and distribute remaining funds to its shareholders. Further financial details, including pro forma estimates of amounts expected to be distributed to shareholders after payment of liabilities and expenses, will be provided in VIA’s proxy statement to its shareholders.

VIA also announced today that it had reached agreement and settlement of all claims with Claranet Group Limited regarding the termination of the April 30, 2005 and July 12, 2005 agreements of Claranet to acquire VIA’s operations.  Under the settlement, Claranet will pay VIA the sum of $800,000, to be paid in two installments, less deductions for certain operational expenses incurred by Claranet on VIA’s behalf.  In addition, the parties have mutually released each other generally from all claims relating to the transactions.

About VIA NET.WORKS, Inc.

VIA NET.WORKS, Inc. (Euronext: VNWI; OTC: VNWI-PK) provides business communication solutions to small- and medium-sized businesses in Europe.  Through its VIA NET.WORKS and PSINet Europe brands it offers a comprehensive portfolio of business communications services, including hosting, security, connectivity, networks, voice and professional services. Website: http://www.vianetworks.com.

About Interoute

Interoute owns and operates Europe’s most advanced and densely connected voice and data network. It delivers intelligent, customer-controlled network services to a diverse range of businesses including carriers, mobile operators, service providers, enterprise customers and government departments. Unencumbered by debt, and with established operations throughout mainland Europe and North America, Interoute also owns and operates dense city networks throughout Europe’s major business centres. Website: http://www.interoute.com.

Additional Information and Where to Find It

In connection with the proposed transaction with Interoute, VIA will file a form 8-K and a proxy statement and other materials with the SEC. WE URGE INVESTORS TO READ THE FORM 8-K AND PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIA AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about VIA at http://www.sec.gov, the SEC’s website. Free copies of VIA’s SEC filings are also available on VIA’s website at http://www.vianetworks.com.

Participants in the Solicitation

VIA and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from VIA’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of VIA is included in its definitive proxy statement filed with the SEC on June 3, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

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The statements in this news release, including those made by Ray Walsh, that are not historical facts are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward looking statements include expectations regarding the timing and receipt of stockholder approval, expectations about our ability to pay off creditors and make distributions to stockholders and to satisfy the conditions to closing. Such statements are subject to risks and uncertainties that could cause our actual results to differ materially from those set forth or implied by the forward looking statements. These risks and uncertainties include the risks described in our filings with the SEC and the risks inherent in transactions of this type, including many which are not fully within the control of VIA, and the risk of unknown adverse developments or events that could result in conditions to closing not be satisfied in a timely manner or at all.